Exhibit 3.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form F-7 of our report dated March 13, 2013 relating to the consolidated financial statements of Carmanah Technologies Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Interests of Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Accountants
Vancouver, Canada
October 9, 2013